UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, Jonny Ginns notified Ecovyst Inc. (the “Company”) that he would be resigning from the Company’s Board of Directors (the “Board”), effective December 31, 2023. Mr. Ginns has served on the Board since 2010. The resignation of Mr. Ginns was not as a result of or caused by any disagreement with the Company. The Board has decreased the size of the Board to eight (8) members effective upon Mr. Ginns’s departure.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2023, the Board unanimously approved a resolution stating its intent to include a proposal to eliminate the Company’s classified Board for consideration at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Pursuant to the planned proposal, the Company would transition to a single class of directors to be elected annually (the “Declassification Proposal”) and, if approved by stockholders, directors will be elected for one-year terms following their current terms in office beginning with the election of directors at the 2025 annual meeting of stockholders.

The Ecovyst Board is committed to driving shareholder value and believes the Declassification Proposal aligns with best practices and stockholder interests that will further enhance the Company’s good governance.

The proposal that the Board intends to submit for stockholder approval at the 2024 Annual Meeting will be detailed in the Company’s 2024 proxy statement, which will be filed in advance of the 2024 Annual Meeting. To be approved, the Declassification Proposal will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the Declassification Proposal. A date for the 2024 Annual Meeting has not yet been scheduled.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, except as expressly set forth by special reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2023	Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary